EX-FILING FEES

Calculation of Filing Fee Tables

Form N-2
(Form Type)

Priority Income Fund, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Series D Term Preferred Stock(1)	-	-	-	-	-	-	-	-	-	-
	Equity	Series F Term Preferred Stock(1)
	Equity	Series G Term Preferred Stock(1)
	Equity	Series H Term Preferred Stock(1)
	Equity	Series I Term Preferred Stock(1)
	Equity	Series J Term Preferred Stock(1)

EX-FILING FEES

	Equity	Series K Cumulative Preferred Stock(1)
	Equity	Series L Term Preferred Stock(1)
	Equity	Series KB Cumulative Preferred Stock(1)
	Equity	Series KC Cumulative Preferred Stock(1)
	Equity	Series KD Cumulative Preferred Stock(1)
	Equity	Preferred Stock, par value $0.01(1)	457(o)			$200,000,000	$92.70	$18,540.00
Fees Previously Paid	Equity	Preferred Stock, par value $0.01	457(o)	-	-	$1,000,000	$92.70	$92.70
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-
Total Offering Amounts						$200,000,000		$18,540.00
Total Fees Previously Paid(3)						$1,000,000		$92.70
Total Fee Offset								$-
Net Fee Due								$18,447.30

(1) The Registrant hereby offers up to a maximum aggregate amount of $200,000,000 of the following classes of preferred stock: Series D Term Preferred Stock, Series F Term Preferred Stock, Series G Term Preferred Stock, Series H Term Preferred Stock, Series I Term Preferred Stock, Series J Term Preferred Stock, Series K Cumulative Preferred Stock, Series L Term Preferred Stock, Series KB Cumulative Preferred Stock, Series KC Cumulative Preferred Stock and Series KD Cumulative Preferred Stock.
(2) Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.
(3) The registration fee was paid pursuant to the filing of a registration statement on Form N-2 on January 14, 2022.